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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

         The following table sets forth the subsidiaries of the Registrant and the respective jurisdictions under which they were organized. Indirect subsidiaries are included beneath the respective subsidiary through which they are owned.


Subsidiary Name                                                   Jurisdiction
- ---------------                                                   ------------

Udimet Special Metals Ltd.                                        United Kingdom

Special Metals Foreign Sales Corporation                          Barbados

Special Metals Domestic Sales Corporation                         Delaware


Inco Alloys International, Inc. d.b.a. Huntington Alloys          Delaware

    Daido Special Metals, Ltd.(1)                                 Japan

    Special Metals Pacific Pte. Ltd.                              Singapore

    Inco Alloys Foreign Sales (1991) Corporation                  Barbados

    A-1 Wire Tech, Inc.                                           Illinois

    Controlled Products Group International, Inc.                 Delaware



SMW Holdings Ltd.                                                 United Kingdom

    Special Metals Wiggin Ltd.                                    United Kingdom

         Special Metals Services Ltd.                             United Kingdom

         Wiggin Alloy Products Ltd.(2)                            United Kingdom

         Special Metals Services SpA                              Italy

         Special Metals Wiggin Trustees Ltd.                      United Kingdom

         Special Metals Services BV                               Netherlands

         Special Metals Deutschland Ltd.                          United Kingdom

         Greengrove Welding Wires Ltd.                            United Kingdom

         Special Metals Services S.A.                             France

         Incotherm Ltd.                                           United Kingdom

    Special Metals SARL                                           France

         Rescal, S.A.                                             France

Huntington Alloys Canada Ltd.                                     Canada

         Spectech Alloys Ltd. d.b.a. Controlled Products Group    Canada

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(1)      A joint venture, 50% owned by Huntington Alloys

(2)      A joint venture, 50% owned by Special Metals Wiggin Ltd.